Request for Voting Instructions (“VIF”)

ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS OF

ORCA INTERNATIONAL LANGUAGE SCHOOLS INC.

TO BE HELD AT THE OFFICES OF CLARK WILSON LLP, SUITE 800, 885 WEST GEORGIA STREET, VANCOUVER, BRITISH COLUMBIA V6C 3H1, CANADA ON WEDNESDAY, JANUARY 14, 2009, AT 10:00 AM (VANCOUVER TIME)

To our securityholders:

We are sending to you the enclosed proxy-related materials that relate to a meeting of the holders of the series or class of securities that are held on your behalf by the intermediary. Unless you or someone on your behalf attends the meeting as a proxyholder, your securities can be voted only by management, as proxyholder of the registered holder, in accordance with your instructions.

We are prohibited from voting these securities on any of the matters to be acted upon at the meeting without your specific voting instructions. In order for these securities to be voted at the meeting, it will be necessary for us to have your specific voting instructions. Please complete and return the information requested in this form to provide your voting instructions to us promptly.

Should you wish to attend and vote at the meeting or have someone else attend and vote at the meeting on your behalf, please complete the reverse side of this form.

SECURITYHOLDER SIGN HERE: __________________________

SECURITYHOLDER PRINT NAME HERE: __________________________

DATE SIGNED: __________________________

THIS FORM MUST BE SIGNED AND DATED ABOVE.

SEE IMPORTANT VOTING INSTRUCTIONS ON REVERSE.

Resolutions
(For full details of each item, please see the enclosed Notice of Meeting and Information Circular)

		For	Withhold

1.

To appoint Manning Elliot LLP, Chartered Accountants, as the auditors of the Company for the financial year ended March 31, 2009 and to authorize the directors of the Company to fix the remuneration to be paid to the auditors

		For	Against

2.	To set the number of directors of the Company at three (3)

3.	Election of Directors	For	Withhold

To elect Xin Li as a director

To elect Stuart Wooldridge as a director

To elect Jun Huang as a director

		For	Against

5.

To pass a special resolution to change the name of the Company from “Orca International Language Schools Inc.” to “SGB International Holdings Inc.”, or such other name as the directors of the Company may determine

6.	To pass a special resolution to subdivided the issued and outstanding common shares of the Company on the basis of one (1) common share being subdivided into four and half (4.5) common shares

7.

To pass a special resolution to alter the authorized share capital of the Company by creating a class of an unlimited number of preferred shares, issuable in series, with special rights and restrictions applicable to the class which permit the directors to affix specific rights and restrictions to each series, if, as and when issued and to alter the Company’s articles and notice of articles accordingly

8.	To transact such further or other business as may properly come before the Meeting and any adjournment or postponement thereof

Please complete the following only if you or someone other than a management representative will be attending themeeting to vote on your behalf.

IF YOU WISH TO:
A)	VOTE IN PERSON AT THE MEETING or
B)	APPOINT SOMEONE OTHER THAN THE MANAGEMENT PROXYHOLDERS NAMED IN THE MEETING MATERIAL TO VOTE ON YOUR BEHALF,
PRINT THE NAME OF PERSON WHO WILL BE ATTENDING THE MEETING HERE: __________________________
SECURITYHOLDER SIGN HERE: __________________________
DATE SIGNED: __________________________
If you complete the above, a form of legal proxy will be issued which will grant you or the person specified by you the right to attend the meeting and vote.

INSTRUCTIONS FOR COMPLETION OF VIF

1.	If this VIF is signed and the form is not marked otherwise, the securities will be voted in favour of each matter identified in the notice of meeting.

2.

If this VIF is not dated in the space provided, authority is hereby given by you, the securityholder, for the proxyholder to date this form seven (7) calendar days after the date on which it was mailed to you, the securityholder.

3.	This VIF confers discretionary authority to vote on such other business as may properly come before the meeting or any adjournment thereof.

4.	This VIF should be read in conjunction with the accompanying notice of meeting and information circular.

5.	By providing voting instructions as requested, you are acknowledging that you are the beneficial owner of, and are entitled to instruct us with respect to voting of, these securities.

6.

If these voting instructions are given on behalf of a body corporate, set out the full legal name of the body corporate, the name and position of the person giving voting instructions on behalf of the body corporate and the address for service of the body corporate.

7.

In order to be voted, this VIF must be received by the Company’s registrar and transfer agent, Pacific Stock Transfer Company by mail at least 48 hours (excluding Saturdays, Sundays and holidays recognized in the Province of British Columbia) prior to the scheduled time of the Meeting, or any adjournment or postponement thereof.

VOTING METHODS

Return this VIF by mail to Pacific Stock Transfer Company
500 E. Warm Springs Road, Suite 240, Las Vegas NV 89119, U.S.A.